                                                                EXHIBIT 10.7.2












                         THE PULITZER PUBLISHING COMPANY
                         -------------------------------






                       ANNUAL INCENTIVE COMPENSATION PLAN
                       ----------------------------------

                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                 Page
-------                                                                                                 ----

   1                     Purpose of the Plan                                                              3



   2                     Definitions                                                                      4



   3                     Administration                                                                   7



   4                     Determination and Allocation of the Fund                                         9



   5                     Payment of Awards                                                               10



   6                     Designation of Beneficiaries                                                    12



   7                     Amendment or Termination of the Plan                                            14



   8                     Miscellaneous Provisions                                                        15


                                    SECTION 1

                               PURPOSE OF THE PLAN

The purpose of the Plan is to aid in obtaining and retaining qualified and competent executive and senior management personnel and to encourage significant contributions to the success of The Pulitzer Publishing Company and its subsidiaries by providing additional compensation to those individuals who contribute to the successful and profitable operation of The Pulitzer
Publishing Company and its subsidiaries.

                                    SECTION 2

                                   DEFINITIONS






Unless the context clearly requires otherwise, the following terms shall have the following meanings:

     1.1         "Award" means an award of incentive compensation pursuant to

                 Section 4.1 hereof.


     1.2         "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 6 hereof to receive the amount, if any, payable under the Plan upon the death of a Participant.


     1.3         "Board" means the Board of Directors of The Pulitzer Publishing

                 Company.


     1.4         "Committee" means the committee selected by the Board to

                 administer the Plan in accordance with Section 3 hereof.


     1.5         "Company" means The Pulitzer Publishing Company, its successors and assigns, and each of its subsidiaries.


     1.6         "Effective Date" means January 1, 1986.

     1.7 "Employee" means any officer or other key employee of the Company who is in service with the Company at the end of the Plan Year and who has been designated by the Committee as eligible to receive Awards hereunder; provided, however, that if in the judgement of the Committee, an Employee who is not in service with the Company at the end of any Plan Year as a result of his death or Total Disability has made an outstanding contribution to the successful operation of the Company during the portion of the Plan Year in which he performed services for the Company, he or his Beneficiary may receive a pro rata Award based on his service during the portion of such Plan Year in which he performed services for the Company notwithstanding the fact that his service terminated before the end of such Plan Year.

     1.8 "Participant" means any Employee to whom an Award has been made hereunder.

     1.9 "Plan" means The Pulitzer Publishing Company Annual Incentive Compensation Plan, as herein set forth and as hereafter amended from time to time.

     1.10 "Plan Year" means any fiscal year of the Company commencing on or after the Effective Date.

     1.11 "Total Disability" means any Employee's complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which he was employed by the Company when such disability commenced, all as determined by the Committee. All determinations as to the date and extent of an Employee's disability shall be made by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems necessary and desirable, and all such determinations of the Committee shall be final and conclusive.

                                    SECTION 3

                                 ADMINISTRATION

     3.1 The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties.

     3.2 The Committee shall consist of at least three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. No bond or other security need be required of the Committee or any member thereof in any jurisdiction.

     3.3 The Committee shall elect or designate its own chairman, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings.

                 A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its chairman, without a meeting by mail, telegraph or telephone, provided that all members of the Committee are informed of their right to vote on the proposal and of the outcome of the vote thereon.

     3.4 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgement made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

                                   SECTION 4

                    DETERMINATION AND ALLOCATION OF THE FUND




     4.1 Awards for each Plan Year shall be allocated among the Employees on the basis of their contributions to the successful management of the Company and in accordance with such other criteria as the Committee shall deem relevant, including, without limitation, preestablished performance objectives, base salary midpoints for the positions of the respective Employees and corporate and group financial goals. Award levels during any Plan Year shall not exceed seventy-five (75%) of such Employee's base salary. In the case of Employees who receive Awards under this Plan and who have, prior to the Effective Date, been awarded an Incentive Bonus Certificate under The Pulitzer Publishing Company Incentive Bonus Plan, effective July 1, 1977, as amended (the "1977 Bonus Plan"), the amount of any Award hereunder shall be appropriately adjusted to reflect the amount of any bonus payable under the 1977 Bonus Plan. The Committee shall report to the Board, as promptly as is reasonably practicable, the amount of Awards which have been allocated, paid or deferred.

                                    SECTION 5

                                PAYMENT OF AWARDS

     5.1 Payment of Awards shall be made entirely in lump-sum cash distributions as soon as practicable after allocation or, at the sole discretion of the Committee, may be deferred for such periods as the Committee, in its sole discretion, shall determine; provided, however, that the payment of Awards may not be deferred beyond the date which is sixty (60) days after a Participant's termination of employment with the Company for any reason whatsoever. The Committee's determination with respect to the payment or deferral of Awards may be made on an individual basis or on the basis of classifications of age, salary or other criteria. For this purpose, the Committee may take into consideration any preference a Participant may have expressed in writing not less than thirty (30) days prior to the end of the Plan Year for which the Award is made.

     5.2 The portion of any Participant's Award which is not paid currently shall be credited to an account on the Company's books which shall be established in the name of such Participant, and such account shall be annually adjusted on the basis of either

                 (i) the percentage increase in the Consumer Price Index-U.S. City Average (or, if publication of that Index is terminated, any substantially equivalent successor thereto), as published by the Bureau of Labor Statistics of the United States Department of Labor, or (ii) interest at a rate to be determined annually by the Committee, for each subsequent Plan Year that payment of such Award is deferred. The Committee shall, upon the request of a Participant, provide the Participant with a statement of his deferred Award account within sixty (60) days after the end of each Plan Year. The establishment and maintenance of a deferred Award account under this Section 5.2 shall not vest in any Participant or Beneficiary any right, title or interest in and to any specific assets of the Company.

                                    SECTION 6

                          DESIGNATION OF BENEFICIARIES




     6.1 Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

     6.2 If no Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the

                 Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                    SECTION 7

                      AMENDMENT OR TERMINATION OF THE PLAN

The Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary; provided, however, that no such amendment shall adversely affect rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment.

                                    SECTION 8

                            MISCELLANEOUS PROVISIONS

     8.1         The 1977 Bonus Plan shall continue after the Effective Date;
                 provided, however, that (i) Employees may not participate in both the Plan and the 1977 Bonus Plan with respect to fiscal years 1987 and thereafter, and (ii) any Employee who has received an Incentive Bonus Certificate under the 1977 Bonus Plan prior to the Effective Date shall be entitled to receive the bonus payable to him in accordance with the terms of the 1977 Bonus Plan notwithstanding any other provision of this Plan.

     8.2 Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee. The adoption of the Plan shall not constitute a contract between the Company and any Employee. No Employee shall receive any right to be granted an Award hereunder nor shall any such Award be considered as compensation under any employee benefit plan of the Company, except as otherwise determined by the Board.

     8.3 If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, is a minor or has died, then any payment due him or his Beneficiary (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     8.4 Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time, such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

     8.5 The Participant shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Employee or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     8.6 The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Missouri.